Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GalaxyEdge Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated January 22, 2026 (except for Notes 3, 4, 5 and 10 which are dated March 2, 2026), relating to the financial statements of GalaxyEdge Acquisition Corporation, included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 and any amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

March 2, 2026